EXHIBIT 23.1



                       [LETTERHEAD OF FARBER & HASS, LLP]




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference of our report dated May 28, 2004 on the financial statements of Advanced Photonix, Inc. for the year ended March 28, 2004, in the Registration Statement on Form S-8 of Advanced Photonix, Inc. for the registration of 1,000,000 shares of Class A Common Stock under the 2000 Stock Option Plan.





/s/Farber & Hass, LLP
---------------------------------
FARBER & HASS, LLP
Camarillo, California
May 5, 2005